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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 15, 2003
Date of Report (Date of earliest event reported)

CPAC, INC.
(Exact name of registrant as specified in its charter)

New York	0-9600	16-0961040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2364 Leicester Road, Leicester, New York 14481
(Address of Principal Executive Offices and Zip Code)

(585) 382-3223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Item 12.	Results of Operations and Financial Condition.

The information in this report furnished pursuant to Item 12 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section and shall not be deemed incorporated by reference into a filing under the Securities Act or the Exchange Act.

On August 13, 2003, CPAC, Inc. (the "Company") issued two separate press releases. The first announced the Company's dividend and the second discussed its results of operations and financial condition for the first quarter ended June 30, 2003. On August 15, 2003, CPAC, Inc. (the "Company") issued a third press release that reviewed accomplishments and outlined plans at its annual Shareholders' meeting. The full text of these press releases is included below.

CPAC, Inc. Announces Dividend

LEICESTER, NY - August 13, 2003 - At its regular meeting held today, CPAC, Inc.'s (Nasdaq: CPAK) Board of Directors declared a quarterly cash dividend in the amount of $0.07 per share, payable on September 19, 2003 to shareholders of record at the close of business on August 22, 2003.

Established in 1969, CPAC, Inc. (www.cpac.com) manages holdings in two industries. The Fuller Brands segment manufactures commercial, industrial, and household cleaning products, as well as custom brushes and personal care lines. The CPAC Imaging segment develops and markets innovative Imaging chemicals, equipment, and supplies at seven business units worldwide. Products are sold under more than 350 registered trademarks. Stock is traded under the symbol: CPAK.

# # #

CPAC, Inc. Announces First Quarter Results

LEICESTER, NY . . . August 13, 2003 -- CPAC, Inc. (Nasdaq: CPAK), a manufacturer and marketer with holdings in the Cleaning & Personal Care and Imaging industries, today reported first quarter results for the fiscal quarter ended June 30, 2003.

Consolidated Results

Net sales for the first quarter were $23.2 million compared to $24.6 million for the same quarter last year, a decline of 5.9%. Net income for the quarter was $323,000 or $0.07 per diluted share versus a net loss of $5.6 million for the quarter ended June 30, 2002. The first quarter of fiscal 2003 was impacted by a $6.3 million cumulative effect accounting adjustment from the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets". Exclusive of the cumulative effect accounting adjustment, the Company in the first quarter last year earned $702,000 (as restated - see supplemental note).

Thomas N. Hendrickson, CPAC's President and CEO, stated, "The Company has initiated a series of significant actions that will enhance revenue and reduce expenses. For the Fuller Brands segment, these actions include strengthening the management team at The Fuller Brush Company and appointing new Presidents for both Stanley Home Products and Cleaning Technologies Group. For CPAC Imaging, we have undertaken a restructuring of our domestic chemical manufacturing operations and made significant investments in TURA AG to broaden our product offering. While these actions will reduce earnings in the short term, I am confident they will bring positive returns for shareholders in the long run."

Hendrickson continued, "Sales in the Fuller Brands segment declined primarily on continued weakness in the Stanley Home Products business. We have addressed this issue with the July appointment of a new Stanley President, Fernando Morthera, who has a solid career background in direct selling. For CPAC Imaging, competitive pressures in domestic markets resulted in a decline of nearly $1.0 million in sales for the quarter, as compared to prior year. The move to combine our U.S. chemical manufacturing plants will bring manufacturing capacity in line with current sales levels and will reduce costs."

Hendrickson concluded by saying, "Net income for the quarter was impacted in part by two factors. The first, which we view as a short term issue, is the expense accrued in the first quarter related to the Imaging restructuring plan, which amounted to approximately $0.02 per diluted share. When completed, we expect the restructuring to generate annualized savings of approximately $1.0 to $1.2 million. The second factor is the impact of the accounting for our investment in TURA AG. Due to the additional $1.3 million investment made during the quarter, we are now required to record income or expense related to TURA's financial results. This impact was also approximately $0.02 per diluted share."

Fuller Brands Segment Highlights

-- The Fuller Brush Company has entered its second year as a selling partner with the QVC television home shopping network. This mutually beneficial relationship continues to expand, with several new product kits in development and talks underway to begin doing business with QVC in the U.K.

-- Continuing its aggressive launch of new consumer and custom products, Fuller Brands has more than a dozen new items in the pipeline, including pre-moistened wipes; a multipurpose power mop; a degreaser made with orange oil; and an antimicrobial filament for brushes used in food processing and pharmaceutical manufacturing.

According to G. Robert Gey, President of the Fuller Brands segment, "Fuller Brush sales for the first quarter were 3.5% over prior year, with net income up 5.7%. Cleaning Technologies Group sales were flat as against prior year, yet net income rose 62% over last year's first quarter due to lower selling and marketing costs. But the 22% drop in sales at Stanley Home Products has had a significant effect on overall segment results. Fernando Morthera will focus on revitalizing the company's core competency of providing cleaning solutions for the home, and on enhancing recruiting efforts."

CPAC Imaging Segment Highlights

-- Plans to combine CPAC's domestic chemical manufacturing are moving forward. All production has shifted from the St. Louis, MO plant to the Norcross, GA facility. Severance and other associated costs incurred in the first quarter have impacted bottom line results, but a short payback period is anticipated which will foster a commensurate rise in future segment income.

Steven E. Baune, President of CPAC Imaging, Worldwide commented, "The sluggish global economy affected our business this quarter, with U.S. operations experiencing the largest shortfalls. However, foreign sales rose by 3.3%, with three of four business units reporting increases over last year's first quarter. With concerns over SARS no longer inhibiting business travel to Asia, we are making steady progress toward our goal of establishing a new Imaging chemical facility in China."

Other Financial Information

Thomas J. Weldgen, CPAC's Chief Financial Officer, stated, "Since beginning the fiscal year on April 1, 2003 with approximately $9.9 million in cash, we have invested a total of $1.3 million in TURA, expended $400,000 on new property and equipment, and retired debt in the amount of $33,000. In addition, shareholder dividends of $346,000 were distributed. At June 30, 2003, the Company had $8.2 million in cash, working capital of more than $31.0 million, and the full $20.0 million in our corporate line of credit available."

About CPAC, Inc.

Established in 1969, CPAC, Inc. (www.cpac.com) manages holdings in two industries. The Fuller Brands segment manufactures commercial, industrial, and household cleaning products, as well as custom brushes and personal care lines. The CPAC Imaging segment develops and markets innovative Imaging chemicals, equipment, and supplies at seven business units worldwide. Products are sold under more than 350 registered trademarks. Stock is traded under the symbol: CPAK.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect CPAC's business and prospects, including economic, competitive, governmental, technological, and other factors discussed in CPAC's filings with the Securities and Exchange Commission.

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CPAC, Inc. RESULTS OF OPERATIONS DATA JUNE 30, 2003 and JUNE 30, 2002 (UNAUDITED)
	Three months ended
	2003	2002		% change
Net sales:
Fuller Brands	$ 14,351,801	$ 15,026,653		(4.5)
Imaging	8,828,353	9,595,025		(8.0)
Total sales:	$ 23,180,154	$ 24,621,678		(5.9)
Income before cumulative effect of change in accounting principle	$ 322,922	$ 701,510	**	(54.0)
Cumulative effect of change in accounting principle*	$ 0	$ (6,281,251)
Net income (loss)	$ 322,922	$ (5,579,741)	**	(N/M)

Income per common share (diluted):
Before cumulative effect of change in accounting principle	$ 0.07	$ 0.14		(50.0)
Cumulative effect of change in accounting principle*	$ 0.00	$ (1.22)
Diluted net income (loss) per share	$ 0.07	$ (1.08)		(N/M)
Weighted avg. number of common shares outstanding (diluted)	4,947,012	5,143,508		(3.8)
* Adjustment reflects adoption of SFAS No. 142 "Goodwill and Other Intangible Assets"
** Restated as required by GAAP to present the impact of a change to the equity method of accounting for the increased investment in TURA AG.
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CPAC, Inc. SUPPLEMENTAL SEGMENT DATA JUNE 30, 2003 and JUNE 30, 2002 (UNAUDITED)
Three months ended June 30, 2003
	FULLER BRANDS	IMAGING	COMBINED
Net sales	$ 14,351,801	$ 8,828,353	$ 23,180,154
Cost of sales	7,183,797	5,494,609	12,678,406
Gross profits	7,168,004	3,333,744	10,501,748
Selling, administrative and engineering expenses	6,054,969	3,285,771	9,340,740
Restructuring expenses		180,000	180,000
Research and development expense	141,377	26,905	168,282
Operating income	$ 971,658	$ (158,932)	$ 812,726
Corporate income (expense)			(44,578)
Interest expense, net			(133,993)
Income before income tax, minority interests, equity in income (loss) of affiliate, and cumulative effect of change in accounting principle			$ 634,105
Provision for income taxes			$ 177,000
Income before minority interests, equity in income (loss) of affiliate, and cumulative effect of change in accounting principle			$ 457,155
Minority interests			(52,819)
Equity in income (loss) of affiliate			(81,414)
Income before cumulative effect of change in accounting principle			322,922
Cumulative effect of change in accounting principle			- 0 -
Net income (loss)			$ 322,922
Three months ended June 30, 2002
	FULLER BRANDS	IMAGING	COMBINED
Net sales	$ 15,026,653	$ 9,595,025	$ 24,621,678
Cost of sales	7,281,190	6,089,455	13,370,645
Gross profits	7,745,463	3,505,570	11,251,033
Selling, administrative and engineering expenses	6,698,138	3,108,787	9,806,925
Restructuring expenses
Research and development expense	127,561	37,417	164,978
Operating income	$ 919,764	$ 359,366	$ 1,279,130
Corporate income (expense)			(27,690)
Interest expense, net			(125,598)
Income before income tax, minority interests, equity in income (loss) of affiliate, and cumulative effect of change in accounting principle			$ 1,125,842
Provision for income taxes			374,000
Income before minority interests, equity in income (loss) of affiliate, and cumulative effect of change in accounting principle			$ 751,842
Minority interests			(41,115)
Equity in income (loss) of affiliate			(9,217)
Income before cumulative effect of change in accounting principle			$ 701,510
Cumulative effect of change in accounting principle			(6,281,251)
Net income (loss)			$ (5,579,741)

** Restated as required by GAAP to present the impact of a change to the equity method of accounting for the increased investment in TURA AG.
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CPAC, Inc. Reviews Accomplishments and Outlines Plans

at Annual Shareholders' Meeting

LEICESTER, NY -- August 15, 2003 - CPAC, Inc., (Nasdaq: CPAK), a manufacturer and marketer with holdings in the Cleaning & Personal Care and Imaging industries, recapped the year's results and detailed its strategies for growth at its thirty-third annual shareholders' meeting on August 13th in Mt. Morris, NY.

The Company announced that, by a majority vote of shareholders, all matters on the ballot were approved, beginning with the reappointment of PricewaterhouseCoopers as CPAC's auditing firm. All nominees were elected to the Board of Directors, and the bylaws were amended to require at least three standing committees of the Board: an Audit, Compensation, and a Nominating and Governance committee. In addition, shareholders approved a grant option to newly elected Board member Stephen J. Carl to purchase 15,000 shares of CPAC stock.

Thomas N. Hendrickson, President and Chief Executive Officer, remarked that the Board is committed to exceeding the requirements set forth in the Sarbanes-Oxley Act. He stated that, while the Act can be seen as an obstacle to some companies, at CPAC it is being viewed as an opportunity to improve reporting functions at all divisions across the globe - to make them even more transparent - to the benefit of shareholders. He also noted that the Board intends to nominate two new outside directors before fiscal year end.

Hendrickson remarked, "We as a Company are committed to organic growth. The Board is supporting our efforts by structuring the incentive compensation plan in such as way that it does not inhibit new, long term capital projects, provided these projects meet the return on invested capital objectives set forth by the board. Some of our recent actions, such as the Imaging restructuring and the increased investment in TURA, will reduce earnings in the short term, but I am confident they will bring positive returns for shareholders in the long run."

Thomas J. Weldgen, Chief Financial Officer and VP Finance, commenting on results of the first quarter ended June 30, 2003, said, "Sales were $23.2 million compared to $24.6 million for the same quarter last year - a decline of 5.9%. But sales for the quarter ended March 31, 2003 were also $23.2 million, so total revenue has been flat for the most recent two quarters."

Weldgen continued, "On a combined basis, we finished the quarter with $323,000 of net income or $0.07 per share. Comparing this to each of the last three quarters for which we reported earnings of $0.10 per share, the primary difference is a $0.02 per share reduction related to our investment in TURA, and $0.02 per share recognized in connection with our Imaging restructuring plan. We disclosed in our 10-Q an estimate of approximately $1.35 million in total costs relating to this restructuring. We anticipate annual savings of approximately $1.0 to $1.2 million after this plan is completed, primarily from the elimination of payroll and related benefits, and reduction in plant overheads. The move will also help our financial results through a more efficient usage of plant capacity."

"Regarding TURA," Weldgen went on to say, "our recent increased investment in TURA from 19% to 40% requires that we now record income or expense related to TURA's financial results. Over the past several months, the TURA operations have also been impacted by the worldwide economic slowdown, and the strength of the Euro has hurt pricing for some of TURA's export markets. For the current quarter, the impact is an added expense of approximately $0.02 per share."

Weldgen concluded by saying, "Our latest dividend of $0.07 per share represents a 4.4% return based on the August 12th closing price of $6.41. The tangible book value per share is $9.16. We believe that CPAC stock remains a solid investment for the value-minded shareholder."

Steven E. Baune, President of CPAC Imaging, described the FY '03 decline of 3% in CPAC Imaging sales. He stated that the U.S. business units were hardest hit due to competitive pressures and digital conversion, yet international sales increased 9% over the prior year and continue to show steady improvements in profit contributions. He then commented on abundant opportunities overseas, stating that his team will continue to build upon CPAC's long-held strategy of investing in foreign markets.

Baune said, "We are diligently focused on our strategic initiatives to improve operational excellence, to drive geographic expansion, and to maximize our investment in TURA for top line growth. Regarding operational excellence, the merging of domestic chemical manufacturing will result in lower overhead and improved efficiency, and we will expect to see that payback next year. Relative to expansion, I have visited China several times and hope in October to bring a recommendation to the Board on how to proceed toward our goal of establishing a new Imaging chemical facility there. The deepening of our relationship with TURA gives us access to an expanded distribution base worldwide. It has broadened our product offering so that CPAC Imaging no longer offers only chemistry, but rather has a full portfolio of products. We are working hard to leverage the opportunities presented by the TURA investment."

G. Robert Gey, President of the Fuller Brands segment, described highlights in FY '03. The segment introduced 93 new or reformulated products during the fiscal year. Internet sales grew by 16% over prior year, now exceeding $1.0 million annually. And while segment sales fell by 5.3% over FY' 03, primarily on continued weakness in the Stanley Home Products division, segment net income as compared to the prior year rose by 4%.

Describing growth initiatives underway in the current fiscal year Mr. Gey stated, "Fuller Brush initiated a move to enter the retail environment with modernized packaging and labeling, along with capital investments in equipment to support the retail launch. An array of products will be introduced in Walgreen's stores in the coming months, and elsewhere as this important program unfolds. Fuller launched a new web site in July with enhanced customer service functions and online video product demonstrations. And our relationship with QVC television home shopping continues to expand with Fuller's first one-hour QVC airing in the U.K. scheduled for September."

Gey continued, "We have recently placed new experienced Presidents in the Stanley Home Products and Cleaning Technologies Group divisions. Under new leadership, we believe we will see improved results and can bring more positive news to shareholders. For the current year, Fuller Brands is striving to further increase channel diversification and to improve the speed with which we bring new products to market. We are focused on a goal to drive $1.0 million or more in costs from our combined operations, and to allocate our resources such that the infrastructure of our business is strengthened."

An edited transcript of the meeting will be posted to CPAC's web site at www.cpac.com.

About CPAC, Inc.

Established in 1969, CPAC, Inc. (www.cpac.com) manages holdings in two industries. The Fuller Brands segment manufactures commercial, industrial, and household cleaning products, as well as custom brushes and personal care lines. The CPAC Imaging segment develops and markets innovative Imaging chemicals, equipment, and supplies at seven business units worldwide. Products are sold under more than 350 registered trademarks. Stock is traded under the symbol: CPAK.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect CPAC's business and prospects, including economic, competitive, governmental, technological and other factors discussed in CPAC's filings with the Securities and Exchange Commission.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2003		CPAC, Inc. (Registrant)

	By:	/s/ Thomas J. Weldgen
Thomas J. Weldgen Vice President Finance and Chief Financial Officer